Exhibit 99.1

      STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF
        FINANCIAL OFFICER OF REGIONS FINANCIAL CORPORATION
                    PURSUANT TO 18 U.S.C.  1350

   Each of the undersigned hereby certifies in his capacity as an officer of Regions Financial Corporation (the "Company") that this Quarterly Report on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


   DATE:  May 14, 2003         /s/ Carl E. Jones, Jr.
                               Carl E. Jones, Jr.
                               Chairman of the Board, President
                               and Chief Executive Officer



   DATE:  May 14, 2003         /s/ D. Bryan Jordan
                               D. Bryan Jordan
                               Executive Vice President and
                               Chief Financial Officer


   A signed original of this written statement required by Section 906 has been provided to Regions Financial Corporation and will be retained by Regions Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.